UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2018

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas, New York, New York		10036
(Address of principalexecutive offices)		(Zip Code)

Registrant’s telephone number, including area code:    212-852-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into Material Definitive Agreement.

Bridge Credit Agreement Amendment

To provide additional financing in connection with the increased offer for Sky plc (“Sky”), on September 21, 2018, Twenty-First Century Fox, Inc. (“21CF” or the “Company”) and its wholly owned subsidiary 21st Century Fox America, Inc. (“21CFA”), entered into a Second Amendment to Bridge Credit Agreement (the “Amendment”) with respect to the Bridge Credit Agreement (as amended, the “Credit Agreement”) with, inter alios, the lenders under the Credit Agreement party thereto and J.P. Morgan Europe Limited as designated agent. The Amendment provides for an increase of available borrowings from £10.825 billion to £12.665 billion under a tranche of loans with a maturity date of 364 calendar days following the date on which the lenders are required to fund the loans. The Amendment also incorporates updates related to the revised terms of the offer for Sky by the Company as set out in the UK Announcement (as described below), including an increase in the leverage ratio that 21CFA is required to maintain from 5.00 to 1.00 to 5.25 to 1.00, subject to reduction in certain instances.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Consent and Reimbursement Agreement

On September 21, 2018, the Company entered into a letter agreement (the “Consent and Reimbursement Agreement”) with The Walt Disney Company, a Delaware corporation (“Disney”), pursuant to which Disney consented to the entry into the Amendment and the incurrence under the Credit Agreement of an aggregate principal amount necessary to finance the Acquisition (as defined below), and pay associated financing fees, at a per share price of £15.67 (being the amount approved in writing by Disney). In connection with the foregoing, if the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018 (as amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), among the Company, Disney, TWDC Holdco 613 Corp., WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc. is terminated pursuant to a circumstance in which Disney is obligated to pay the Parent Regulatory Termination Fee (as defined in the Merger Agreement) and, at the time of such termination, the Company has (x) completed the Acquisition or (y) is obligated pursuant to the Takeover Code to complete the Acquisition and ultimately does, (1) Disney will pay the Company the Reimbursement Fee (as defined in the Consent and Reimbursement Agreement) equal to the U.S. dollar equivalent of (i)(x) the number of shares of Sky that the Company and its affiliates acquire in the Acquisition, multiplied by (y) £2.67 (being the amount by which the price per share of Sky approved on behalf of Disney exceeds £13.00) (the amount referred to in this clause (i), the “Principal Amount”), plus (ii) interest and fees on such Principal Amount, and (2) as soon as reasonably practicable, but in no event later than the third business day following the day on which the last to be satisfied or waived of each of the conditions set forth in the Consent and Reimbursement Agreement shall have been waived or satisfied, the Company will issue the Reimbursement Shares (as defined in the Consent and Reimbursement Agreement) to Disney, being shares of class A common stock, par value $0.01 per share, of the Company (each, a “Company Class A Share”) with a value equal to (i) the U.S. dollar equivalent of (x) the number of shares of Sky that the Company and its affiliates acquire in the Acquisition, multiplied by (y) £1.67 (being the amount by which the price per share of Sky approved on behalf of Disney exceeds £14.00), divided by (ii) $44.4422, which represents the volume-weighted average price of a Company Class A Share on Nasdaq on September 21, 2018.

With respect to the Reimbursement Shares, Disney agreed that it will (1) be subject to customary standstill obligations for so long as the Reimbursement Shares represent more than 3.0% of the total number of shares of Company common stock issued and outstanding and (2) enter into a voting and proxy agreement pursuant to which Disney will be obligated to vote (or exercise rights of consent with respect to) the Reimbursement Shares in accordance with the recommendation of the Board of Directors of the Company with respect to any matter submitted to the holders of Company Class A Shares for approval. Disney will also be entitled to certain registration rights, and will be subject to certain transfer restrictions, in respect of the Reimbursement Shares.

The Consent and Reimbursement Agreement supersedes and replaces that certain letter agreement, dated as of July 11, 2018, from Disney and acknowledged by the Company, relating to the incurrence of additional indebtedness for the purpose of financing the Acquisition.

The foregoing description of the Consent and Reimbursement Agreement is a summary and is qualified in its entirety by reference to the Consent and Reimbursement Agreement, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated herein by reference.

Item 8.01	Other Events.

On September 22, 2018, the Company issued an announcement (the “UK Announcement”) disclosing the terms of a revised offer (the “Offer”) by the Company to acquire the fully diluted share capital of Sky that the Company and its affiliates do not already own at a price of £15.67 per share, payable in cash, which may be reduced if certain dividends or other distributions are paid by Sky (the “Acquisition”), as further described in the UK Announcement, which also notes Comcast Corporations’s increased cash offer for the fully diluted share capital of Sky at a price of £17.28 per share that has been recommended by the Independent Committee of Sky, which is attached hereto as Exhibit 99.1, as well as a press release related to the Offer, which is attached hereto as Exhibit 99.2.

It is intended that the Acquisition will be implemented by way of a takeover offer within the meaning of Part 28 of the Companies Act 2006.The Acquisition is conditional on, among other things, the Company securing valid acceptances of the Offer in respect of Sky shares which represent 75% or more of the Sky shares to which the Offer relates. The conditions to the Acquisition are referred to in the UK Announcement.

The foregoing summary of the UK Announcement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the UK Announcement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Notes on Forward Looking Statements

This announcement and the Offer Document may contain certain forward-looking statements, within the meaning of Section 21E of the US Exchange Act, and Section 27A of the US Securities Act of 1933, as amended, with respect to the financial condition, results of operations and business of 21CF or Sky and certain plans and objectives of 21CF with respect thereto. All statements other than statements of historical fact included in this document may be forward-looking statements. Forward-looking statements also often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aims”, “continue”, “will”, “may”, “should”, “would”, “could”, or other words of similar meaning. Forward-looking statements (including those relating to the consummation of the Acquisition and the anticipated benefits thereof) by their nature address matters that are, to different degrees, uncertain. These and other forward-looking statements, including statements regarding any failure to complete the Acquisition or to make any filing or take any other action required to complete the Acquisition in a timely manner or at all, are subject to risks, uncertainties, assumptions and other factors. A number of important factors could cause actual results to differ materially from those expressed in any such forward-looking statements. These risk factors include, but are not limited to: (i) the risk that the Acquisition may not be completed on anticipated terms and timing or at all, (ii) the ability of Sky and 21CF to integrate the businesses successfully and to achieve anticipated benefits, (iii) the risk that disruptions from the Acquisition or risks associated with future business combinations or dispositions will harm Sky’s or 21CF’s businesses, (iv) legislative, regulatory, economic, political and market developments, (v) changes in the global, political, economic, business and competitive environments, market and regulatory forces, and unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (vi) the risks due to fluctuations in exchange and interest rates, and (vii) the risks, uncertainties, assumptions and other factors set forth in the public filings made by Sky and the public filings with the SEC made by 21CF, including the section titled “Risk Factors” in 21CF’s annual report on Form 10-K for the fiscal year ended June 30, 2018 and any updating information in subsequent SEC filings. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this document. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this document. 21CF and Sky disclaim any obligation to update any forward-looking or other statements contained in this document, except as required by applicable law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Bridge Credit Agreement, dated as of September 21, 2018, in respect of the Bridge Credit Agreement, dated as of December 15, 2016, among 21st Century Fox America, Inc., Twenty-First Century Fox, Inc., J.P. Morgan Europe Limited, as designated agent, and the lending institutions party thereto

10.2	Consent and Reimbursement Agreement by and between Twenty-First Century Fox, Inc. and The Walt Disney Company, a Delaware corporation, dated as of September 21, 2018

99.1	UK Announcement by Twenty-First Century Fox, Inc. of its increased offer for Sky, dated September 22, 2018

99.2	Press Release of Twenty-First Century Fox, Inc., dated September 22, 2018

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Bridge Credit Agreement, dated as of September 21, 2018, in respect of the Bridge Credit Agreement, dated as of December 15, 2016, among 21st Century Fox America, Inc., Twenty-First Century Fox, Inc., J.P. Morgan Europe Limited, as designated agent, and the lending institutions party thereto

10.2	Consent and Reimbursement Agreement by and between Twenty-First Century Fox, Inc. and The Walt Disney Company, a Delaware corporation, dated as of September 21, 2018

99.1	UK Announcement by Twenty-First Century Fox, Inc. of its increased offer for Sky, dated September 22, 2018

99.2	Press Release of Twenty-First Century Fox, Inc., dated September 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy
Group General Counsel

Dated: September 24, 2018